Exhibit 99.1 Bakkt Reports Fourth Quarter and Full Year 2022 Results Quarterly net revenues of $15.6 million, increased 14% year over year; full year net revenues of $54.6 million, increased 38% year over year Strong customer activity with fourth quarter digital asset conversion volume up 19% year over year and full year digital asset conversion volume up 51% year over year Available cash, cash equivalents and available-for-sale securities1 of $239.4 million and disciplined expense management, including recent corporate restructurings that are expected to reduce headcount2 ~40% by year- end 2023, provide significant liquidity Full year 2023 outlook3 includes net revenues of $62 million - $72 million, an increase of ~15% - 30% from 2022; net cash used in operating activities of ($100 million) - ($110 million), improving ~5% - 15% from 2022; free cash flow (non-GAAP) of ($105 million) - ($115 million), improving ~25% - 30% from 2022 ALPHARETTA, GA – March 9, 2023 – Bakkt Holdings, Inc. (“Bakkt”) (NYSE: BKKT) announced its financial and operational results for the quarter and full year ended December 31, 2022. “We are proud of all that we accomplished throughout 2022 despite an incredibly difficult market environment,” said Gavin Michael, President and CEO of Bakkt. “We delivered on our product roadmap, worked closely with our partners to go-to-market, added leading industry players to our partner network and announced our acquisition of Apex Crypto. While market conditions continue to be challenging, we are optimistic that our differentiated platform, regulatory and compliance-first approach, balance sheet strength and broad partner network will position us well for success. Our priorities for 2023 will appropriately balance growth and discipline, enabling us to be one of the best positioned crypto companies when market conditions improve.” Our priorities for 2023 are focused on a set of activities that appropriately balance growth and discipline and that we expect will drive value for Bakkt: 1. Expand crypto platform with the following initiatives o Invest in custody - expand flexibility and build upon our core approach which is underpinned by proven sound infrastructure centered around safety o Expand through Apex Crypto - close the deal and integrate onto our platform expeditiously. Plan to extend into new international markets leveraging their existing partners o Drive crypto to utility – enabling new ways to earn, reward and pay, including through layer 2 protocols such as Bitcoin’s Lightning Network 2. Activate and broaden partner network – we continue to collaborate closely and align roadmaps with our partners to collectively bring platform capabilities to market. We will focus on continuing to broaden our network with new partners and pipeline of potential prospects. We recently announced a multi- faceted strategic alliance with Caesars Entertainment. Our platform will enable millions of Caesars 1 Includes other highly liquid assets such as Treasury bills and notes; excludes restricted cash 2 Headcount includes exempt employees and contractors, and excludes all headcount related to call centers 3 Outlook estimates exclude the net revenue and expenses from Apex Crypto since the acquisition is subject to regulatory approval

Bakkt

Rewards® members to redeem their rewards credits through Bakkt® Crypto Rewards[4]. As part of this partnership, we are proud to sponsor the Bakkt Theater at Planet Hollywood.

3. **Business simplification and expense management –** remain highly focused on prudently managing expenses and capital allocation decisions. We will appropriately balance priorities to invest in growth opportunities with overall firmwide expense management. We recently simplified our business to focus on areas that provide scalability and accelerate our path to profitability. This resulted in corporate restructurings, which were implemented in December 2022 and today. The recent restructurings are expected to result in an approximately 40% decline in headcount[2] (year-end 2022 vs. year-end 2023), $29 million in cash savings in 2023 and an incremental $7 million in cash savings in 2024. As a result of today's restructuring, we expect a restructuring charge in first quarter 2023 of ~$3.7 million - $4.1 million, which includes ~$2.3 million - $2.7 million of cash payments.

Full Year 2023 Outlook

- FY 2023 net revenues[3] expected to grow to $62 million - $72 million, up ~15% - 30% from 2022.
- FY 2023 net cash used in operating activities expected to be ($100 million) - ($110 million), improving ~5% - 15% from 2022.
- FY 2023 free cash flow (non-GAAP) expected to be ($105 million) - ($115 million), improving ~25% - 30% from 2022
- Our Apex Crypto acquisition, which is subject to regulatory approval, is expected to close in the first half of 2023. We expect to provide financial outlook after the close.

Fourth Quarter Financial Highlights (unaudited)

	Successor		Predecessor	
		4Q21		
$mm's	4Q22	10/15/21 – 12/31/21	10/1/21 – 10/14/21	Increase/ (decrease)
Net revenues	$15.6	$11.5	$2.2	14%
Goodwill and intangible assets impairments	271.9	-	-	NM
Operating expenses, other than goodwill and intangible assets impairments	73.2	86.0	52.6	(47)%
Total operating expenses	345.1	86.0	52.6	NM
Operating loss	(329.5)	(74.5)	(50.5)	NM
Net loss	(323.9)	(164.8)	(49.7)	NM
Adjusted EBITDA loss (non-GAAP)	$(30.5)	$(20.5)	$(2.9)	31%

Note: "NM" denotes Not Meaningful

- Net revenues of $15.6 million increased 14% year-over-year, primarily driven by transaction revenue from the loyalty redemption business.
- Transacting accounts of approximately 958,000 increased 11% year-over-year. Digital asset conversion volume of $263 million increased 19% year-over-year due to loyalty redemption related to increased travel activity.

[4] These products are under development and subject to regulatory approval

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- Total operating expenses of $345.1 million increased year-over-year, primarily driven by a non-cash goodwill and intangible assets impairment charge of $271.9 million. Total operating expenses include restructuring costs of $2.3 million.
- Net loss of $(323.9) million increased year-over-year.
- Adjusted EBITDA loss (non-GAAP) of $(30.5) million increased 31% year-over-year, due to higher compensation and benefits, excluding share-based and unit-based compensation.

Full Year Financial Highlights (unaudited)

	Successor		Predecessor	
		FY21		
$mm's	FY22	10/15/21 – 12/31/21	1/1/21 – 10/14/21	Increase/ (decrease)
Net revenues	$54.6	$11.5	$28.0	38%
Goodwill and intangible assets impairments	1,819.6	-	-	NM
Operating expenses, other than goodwill and intangible assets impairments	251.4	86.0	168.0	(1)%
Total operating expenses	2,071.0	86.0	168.0	NM
Operating loss	(2,016.4)	(74.5)	(140.1)	NM
Net loss	(1,987.5)	(164.8)	(139.2)	NM
Adjusted EBITDA loss (non-GAAP)	$(119.7)	$(20.5)	$(68.7)	34%

Note: "NM" denotes Not Meaningful

- Net revenues of $54.6 million increased 38% year-over-year, primarily driven by higher customer activity in our loyalty redemption business.
- Transacting accounts of 3.0 million increased 16% year-over-year. Digital asset conversion volume of $832.3 million increased 51% year-over-year due to loyalty redemption related to increased travel activity.
- Total operating expenses of $2,071.0 million increased year-over-year, primarily driven by non-cash goodwill and intangible assets impairment charges. In accordance with GAAP, we conducted a quantitative test of goodwill and intangible assets for impairment. Given the elongated timing for expected cryptoasset product activations and the decline in our market capitalization, as well as our decision to sunset the consumer app, it was determined that our goodwill and intangible assets were impaired, which resulted in non-cash impairment charges totaling $1,819.6 million.
- Net loss of $1,987.5 million increased year-over-year.
- Adjusted EBITDA loss (non-GAAP) of $(119.7) million increased 34% year-over-year, due to higher compensation and benefits, excluding share-based and unit-based compensation.

Webcast and Conference Call Information

Bakkt will host a conference call at 5:00 PM ET, March 9, 2023. The live webcast of Bakkt's earnings conference call can be accessed at https://investors.bakkt.com, along with the earnings press release and accompanying slide presentation. Investors and analysts interested in participating in the call are invited to dial (844) 200-6205 or (646) 904-5544, and reference participant access code 460923 approximately ten minutes prior to the start of the call. A replay will be available promptly after the call and can be accessed by dialing (866) 813-9403 and entering the access code 905479. The replay will be available through April 8, 2023.

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4 ### About Bakkt Founded in 2018, Bakkt builds technology that connects commerce. Our vision is to connect the digital economy by offering one platform for cryptocurrency, loyalty, and commerce. We enable our partners and clients to deliver new opportunities to their customers through SaaS and API solutions that unlock crypto and drive loyalty, powering engagement and performance. Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ | Twitter @Bakkt | LinkedIn https://www.linkedin.com/company/bakkt/. Bakkt-E Source: Bakkt Holdings, Inc. Contacts Investor Relations Ann DeVries, Head of Investor Relations Ann.DeVries@bakkt.com Media Lauren Post, Head of Communications Lauren.Post@bakkt.com Basis of Presentation “Predecessor” information represents the results of Bakkt Holdings, LLC prior to the business combination with VPC Impact Acquisition Holdings (VIH), which closed on October 15, 2021. “Successor” information represents the results of Bakkt Holdings, Inc. from the date the business combination closed through the end of the applicable period. Note on Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding the closing of the Apex Crypto acquisition and the resulting impacts from that acquisition and Bakkt’s guidance, plans, objectives, expectations and intentions with respect to future operations, products, services and the application of Bakkt’s available cash, among others. Forward- looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Bakkt’s management and are inherently subject to significant business, economic and competitive uncertainties

5 and contingencies, many of which are difficult to predict and beyond Bakkt’s control. Actual results and the timing of events may differ materially from the results anticipated in such forward-looking statements as a result of the following factors, among others: Bakkt’s ability to grow and manage growth profitably; changes in Bakkt’s business strategy; changes in the market in which Bakkt competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the digital asset markets that Bakkt targets; the possibility that Bakkt may be adversely affected by other economic, business, and/or competitive factors; changes to Bakkt’s relationships within the payment ecosystem; the inability to launch new services and products or to profitably expand into new markets and services; the inability to execute Bakkt’s growth strategies, including identifying and executing acquisitions and Bakkt’s initiatives to add new partners and customers; Bakkt’s ability to obtain all the necessary approvals to close its acquisition of Apex Crypto and successfully integrate the Apex Crypto business and employees and to achieve the expected benefits from the acquisition; the inability to develop and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to Bakkt’s data security; the impact of any goodwill or other intangible assets impairments on Bakkt’s operating results; the impact of any pandemics or other public health emergencies, including the COVID-19 pandemic; Bakkt’s inability to maintain the listing of its securities on the New York Stock Exchange; and other risks and uncertainties indicated in Bakkt’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements. Such forward-looking statements relate only to events as of the date on which such statements are made and are based on information available to us as of the date of this press release. Unless otherwise required by law, we undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events. Definitions Digital asset conversion volume: Dollar value of transaction volume across loyalty redemption, crypto buy/sell and gift card purchases Transacting accounts: Unique accounts that perform transactions on the Bakkt platform each month Non-GAAP Financial Measures Adjusted EBITDA is a non-GAAP financial measure, which we define as earnings before interest, income taxes, depreciation, amortization, acquisition-related expenses, share-based and unit-based compensation expense, goodwill and intangible assets impairments, restructuring charges, changes in the fair value of our warrant liability and certain other non-cash and/or non-recurring items that do not contribute directly to our evaluation of operating results and are not components of our core business operations. Adjusted EBITDA provides management with an understanding of earnings before the impact of investing and financing transactions and income taxes, and the effects of aforementioned items that do not reflect the ordinary earnings of our operations. This measure may be useful to an investor in evaluating our performance. Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income (loss) or other performance measures derived in accordance with GAAP. Our definition of Adjusted EBITDA may not be comparable to similarly tied measures used by other companies.

Bakkt

Non-GAAP financial measures like Adjusted EBITDA have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA Loss ($ in millions) (unaudited)

		Successor		Predecessor	
	4Q22	10/15/21 - 12/31/21	FY 2022	10/1/21 - 10/14/21	1/1/21 - 10/14/21
Net loss	$(323.9)	$(164.8)	$(1,987.5)	$(49.7)	$(139.2)
Depreciation and amortization	7.0	5.4	25.4	0.5	9.6
Interest (income) expense	(1.0)	-	(1.9)	-	0.2
Income tax (benefit) expense	(2.5)	11.8	(11.3)	(0.8)	(0.6)
EBITDA	**$(320.4)**	**$(147.7)**	**($1,975.3)**	**$(49.9)**	**$(130.0)**
Acquisition-related expenses	4.5	1.6	5.7	12.7	24.8
Share-based and unit-based compensation expense	2.9	45.9	32.1	30.7	33.9
(Gain) loss from change in fair value of warrant liability	(3.5)	79.4	(16.6)	-	-
Goodwill and Intangible assets impairments	271.9	-	1,819.6	-	-
Impairment of long-lived assets	11.5	1.2	11.5	3.6	3.6
Restructuring expenses	2.3	-	2.3	-	-
Other[1]	0.3	(0.9)	1.0	-	(1.0)
Adjusted EBITDA loss	**$(30.5)**	**$(20.5)**	**$(119.7)**	**$(2.9)**	**$(68.7)**

[1] Other comprised of ICE transition services expense and cancellation of common units in the quarterly and annual 2021 and 2022 periods, as well as gain on extinguishment of software license liability in the quarterly and annual 2021 periods, and non-recurring bitcoin sale income in the annual 2021 period.

Free Cash Flow is a non-GAAP financial measure. Free Cash Flow is cash flow from operations adjusted for "capitalized internal use software development costs and other capital expenditures" and "interest income." We adjust for capitalized expenses associated with internally developed software for our technology platforms given they are a large component of our ongoing expense base given our position as a technology platform company.

Information reconciling forward-looking Free Cash Flow to the comparable GAAP financial measure is unavailable to us without unreasonable effort. We are not able to provide a reconciliation of forward-looking Free Cash Flow to the comparable GAAP financial measure because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as timing of customer payments for account receivables and payment terms for operating expenses. Preparation of such reconciliations would require a forward-looking statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). We provide a range for our Free Cash Flow forecast that we believe will be achieved, however we cannot accurately predict all the components of the Free Cash Flow calculation. We provide a Free Cash Flow because we believe that Free

6

7 Cash Flow, when viewed with our results under GAAP, provides useful information for the reasons noted above. However, Free Cash Flow is not a measure of liquidity under GAAP and, accordingly, should not be considered as an alternative to net cash used in operating activities as an indicator of liquidity. Reconciliation of Operating Cash Flow to Non-GAAP Free Cash Flow ($ in millions) (unaudited) Successor Predecessor FY22 10/15/21- 12/31/21 1/1/21/ - 10/14/21 Net cash used in operating activities $(118.0) $(83.4) $(50.9) Capitalized internal-use software development costs and other capital expenditures (30.5) (3.6) (12.1) Interest (income) expense, net (1.9) - 0.2 Free cash flow $(150.4) $(87.0) $(62.8)

8 Consolidated Balance Sheet ($ in millions) Successor As of 12/31/22 As of 12/31/21 (unaudited) Assets Current assets: Cash and cash equivalents $98.3 $391.4 Restricted cash 16.5 16.5 Customer funds 0.6 0.6 Available-for-sale securities 141.1 - Accounts receivable, net 25.3 18.1 Prepaid insurance 22.8 32.2 Safeguarding asset for cryptoassets 15.8 - Other current assets 6.1 4.8 Total current assets 326.5 463.5 Property, equipment and software, net 19.7 6.1 Goodwill 18.3 1,527.1 Intangible assets, net 55.8 388.5 Deposits with clearinghouse 15.2 15.2 Other assets 22.5 13.9 Total assets $458.0 $2,414.3 Liabilities and stockholders’ equity Current liabilities: Accounts payable and accrued liabilities $66.8 $64.1 Customer funds payable 0.6 0.6 Deferred revenue, current 4.0 4.6 Due to related party 1.2 0.6 Safeguarding obligation for cryptoassets 15.8 - Other current liabilities 3.8 3.7 Total current liabilities 92.1 73.6 Deferred revenue, noncurrent 3.1 4.8 Warrant liability 0.8 17.4 Deferred tax liabilities, net - 11.6 Other noncurrent liabilities 23.4 12.7 Total liabilities $119.4 $120.1 Stockholders’ equity: Class A common stock ($0.0001 par value, 750,000,000 shares authorized, 80,926,843 shares issued and outstanding as of 12/31/22, 57,164,388 shares issued and outstanding as of 12/31/21) - - Class V common stock ($0.0001 par value, 250,000,000 shares authorized, 183,482,777 shares issued and outstanding as of 12/31/22, 206,271,792 shares issued and outstanding as of 12/31/21) - - Additional paid-in capital 773.0 566.8 Accumulated other comprehensive loss (0.3) (0.1) Accumulated deficit (675.7) (98.3) Total stockholders’ equity 97.0 468.4 Noncontrolling interest 241.5 1,825.8 Total equity 338.6 2,294.2 Total liabilities and stockholders’ equity $458.0 $2,414.3

Bakkt

Consolidated Statement of Operations ($ in millions) (unaudited)

	Successor			Predecessor	
	4Q22	10/15/21 - 12/31/21	FY22	10/1/21 - 10/14/21	1/1/21 - 10/14/21
Revenues:					
Net revenues[1]	$15.6	$11.5	$54.6	$2.2	$28.0
Operating expenses:					
Compensation and benefits	31.9	62.2	139.0	33.9	91.3
Professional services	2.2	3.0	11.5	0.2	5.2
Technology and communication	4.4	3.1	17.1	0.5	10.4
Selling, general and administrative	8.4	8.5	35.4	0.8	20.3
Acquisition-related expenses	4.5	1.6	5.7	12.7	24.8
Depreciation and amortization	7.0	5.4	25.4	0.5	9.6
Related party expenses (affiliate in Predecessor periods)[2]	0.3	0.6	1.2	0.1	1.5
Goodwill and intangible assets impairments	271.9	-	1,819.6	-	-
Impairment of long-lived assets	11.5	1.2	11.5	3.6	3.6
Restructuring expenses	2.3	-	2.3	-	-
Other operating expenses	0.6	0.4	2.3	0.3	1.4
Total operating expenses	345.1	86.0	2,071.0	52.6	168.0
Operating loss	**(329.5)**	**(74.5)**	**(2,016.4)**	**(50.4)**	**(140.1)**
Interest income (expense), net	1.0	-	1.9	-	(0.2)
Gain (loss) from change in fair value of warrant liability	3.5	(79.4)	16.6	-	-
Other income (expense), net	(1.5)	0.8	(0.9)	-	0.5
Loss before income taxes	**(326.4)**	**(153.1)**	**(1,998.8)**	**(50.4)**	**(139.8)**
Income tax benefit (expense)	2.5	(11.8)	11.3	0.8	0.6
Net loss	**(323.9)**	**(164.8)**	**(1,987.5)**	**(49.7)**	**(139.2)**
Less: Net loss attributable to noncontrolling interest	(227.4)	(120.8)	(1,410.1)		
Net loss attributable to Bakkt Holdings, Inc.	**$(96.5)**	**$(44.0)**	**$(577.4)**		
Net loss per share attributable to Class A common stockholders					
Basic	$(1.22)	$(0.81)	$(8.11)		
Diluted	$(1.24)	$(0.81)	$(8.11)		

Note: Basic and diluted loss per share is not presented for the Predecessor period due to lack of comparability with the Successor periods.
[1] Includes related party net revenues (in thousands) of $2, $71, and $42, as well as affiliate net revenues of $290 and $136, respectively
[2] As a result of the VIH Business Combination, ICE and its affiliates are no longer our affiliates.

9

Bakkt

Consolidated Statement of Cash Flows ($ in millions) (unaudited)

	Successor		Predecessor
	FY22	10/15/21 - 12/31/21	1/1/21- 10/14/21
Cash flows from operating activities:			
Net loss	$(1,987.5)	$(164.8)	$(139.2)
Adjustments to reconcile net loss to net cash used in operating activities			
Depreciation and amortization	25.4	5.4	9.5
Non-cash lease expense	2.7	0.2	0.9
Share-based compensation expense	31.6	1.0	-
Unit-based compensation expense	0.6	44.9	33.9
Forfeiture and cancellation of common units	(0.2)	(0.2)	-
Recognition of affiliate capital contribution	-	-	0.2
Amortization of customer consideration asset	-	-	1.7
Deferred income taxes	(11.6)	11.7	-
Impairment of long-lived assets	11.5	1.2	3.6
Goodwill and intangible assets impairments	1,819.6	-	-
Loss on disposal of assets	3.8	-	-
Loss on sale of shares of affiliate stock	-	-	0.1
(Gain) loss from change in fair value of warrant liability	(16.6)	79.4	-
(Gain) on extinguishment of software license liability	-	(1.3)	-
Modification and vesting of Class C warrant	-	-	1.0
Other	0.3	(0.1)	0.7
Changes in operating assets and liabilities:			
Accounts receivable	(7.2)	(1.1)	(6.6)
Prepaid insurance	9.4	(31.1)	(0.4)
Deposits with clearinghouse	-	-	20.2
Accounts payable and accrued liabilities	0.7	(19.7)	23.3
Due to related party (affiliate in Predecessor period)[1]	0.6	(1.7)	0.5
Deferred revenue	(2.4)	-	1.0
Operating lease liabilities	4.2	-	(0.8)
Customer funds payable	-	0.1	0.3
Other assets and liabilities	(2.8)	(7.3)	(0.8)
Net cash used in operating activities	(118.0)	(83.4)	(50.9)
Cash flows from investing activities:			
Capitalized internal-use software development costs and other capital expenditures	(30.5)	(3.6)	(12.1)
Purchase of available-for-sale securities	(306.6)	-	-
Proceeds from the maturity of available-for-sale securities	165.2	-	-
Interest earned on marketable securities	0.4	-	-
Proceeds from disposal of assets	-	-	-
Proceeds from sale of shares of affiliate stock	-	-	1.8
Cash acquired through business combination	-	30.8	-
Net cash provided by (used in) investing activities:	(171.5)	27.3	(10.3)
Cash flows from financing activities:			
Payment of finance lease liability	-	(0.4)	(0.1)
Repurchase of redeemed Class A common stock	-	(84.5)	-
Repurchase and retirement of Class A common stock	(2.6)	-	-
Payment of deferred underwriting fee	-	(7.3)	-
Proceeds from the exercise of warrants	-	37.1	-
Proceeds from PIPE, net of issuance costs	-	312.0	-
Net cash provided by (used in) financing activities:	(2.6)	256.9	(0.1)
Effect of exchange rate changes.	(0.9)	(0.3)	0.2
Net increase (decrease) in cash, cash equivalents, restricted cash and customer funds	**(293.0)**	**200.5**	**(61.1)**
Cash, cash equivalents, restricted cash and customer funds at the beginning of the period	408.4	207.9	91.9
Cash, cash equivalents, restricted cash and customer funds at the end of the period	**$115.4**	**$408.4**	**$30.8**

[1] As a result of the VIH Business Combination, ICE and its affiliates are no longer our affiliates

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